UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2012

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

(314) 480-1400 (Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                      Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.  Olin disclaims any intention or obligation to update or revise this information.

Attached as Exhibit 99.1 and incorporated herein by reference, is a copy of the registrant's press release dated April 27, 2012, announcing Olin entered into a new $265 million five-year Senior Revolving Credit Facility which replaces its $240 million Senior Revolving Credit Facility.

The registrant’s release also announces (i) the amendments to documents governing the 2010 tax exempt debt issues to reduce the interest rate on the bonds and secure a repurchase commitment through October 31, 2016, and (ii) the board authorization for repayment of $7.7 million of The Industrial Development Board of the County of Bradley (Tennessee) Variable Rate Demand Revenue Refunding Bonds (Olin Corporation Project) Series 1993C bonds.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibit No.	Exhibit
99.1	Press Release announcing new senior revolving credit facility, amendment of 2010 tax exempt debt issues and debt retirement, dated April 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By: /s/ George H. Pain
   Name:  George H. Pain
   Title:    Senior Vice President, General Counsel and Secretary

Date:  April 27, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release announcing new senior revolving credit facility, amendment of 2010 tax exempt debt issues and debt retirement, dated April 27, 2012.